                                                                     Exhibit 4.6

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC") TO THE ISSUER HEREOF OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC, ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF CEDE & CO. OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE, AND TRANSFERS OF PORTIONS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE.

                             CP LIMITED PARTNERSHIP
                          7.125% Senior Notes due 2011

PRINCIPAL AMOUNT:  $[____________]
REGISTERED No.: [___________]
CUSIP No.:  [___________]
ORIGINAL ISSUE DATE:  [_____________], 2002
STATED MATURITY DATE:  November 1, 2011
INTEREST RATE:  7.125%
AUTHORIZED DENOMINATIONS:  $1,000 and integral multiples thereof
INTEREST PAYMENT DATE(S):  May 1 and November 1



         CP LIMITED PARTNERSHIP, a Maryland Limited Partnership (the "Issuer"), which term includes any successor under the Indenture hereinafter referred to, for value received, hereby promises to pay to Cede & Co., a nominee of DTC, or its registered assigns, upon presentation, the principal amount of [______________] ($[___________]) on the Stated Maturity Date specified above (or any earlier redemption date) (each such Stated Maturity Date or redemption date being hereinafter referred to as the "Maturity Date" with respect to the principal repayable on such date) and to pay interest on the outstanding principal amount thereon from the date of issuance, at the Interest Rate per annum specified above to November 1, 2011, or until the principal hereof is paid or duly made available for payment. The Issuer will pay interest semi-annually in arrears on each Interest Payment Date, if any, specified above (each, an "Interest Payment Date"), commencing with the Interest Payment Date on May 1, 2002 and until the entire principal hereof is paid or made available for payment. Interest on this Senior Note will be computed on the basis of a 360-day year of twelve 30-day months.

         Interest on this Senior Note will accrue from, and including, the immediately preceding Interest Payment Date to which interest has been paid or duly provided for (or from, and including, the Original Issue Date if no interest has been paid or duly provided for) to, but excluding, the applicable Interest Payment Date or the Maturity Date, as the case may be. The interest so payable and punctually paid or duly provided for on any Interest Payment Date will, subject to certain exceptions described herein, be paid to the person in whose name this Senior Note (or one or more predecessor Senior Notes) is registered at the close of business on the April 15 and October 15, as applicable, immediately preceding such Interest Payment Date (each, a "Regular Record Date") regardless of whether such day is a Business Day; provided, however, that interest payable on the Maturity Date will be payable to the person to whom the principal hereof and premium, if any, hereon shall be payable. Any such interest not so punctually paid or duly provided for ("Defaulted Interest") shall forthwith cease to be payable to the holder on any Record Date, and shall be paid to the person in whose name this Senior Note is registered at the close of business on a special record date (the "Special Record Date") for the payment of such Defaulted Interest to be fixed by the Trustee hereinafter referred to, notice whereof shall be given to the holder of this Senior Note by the Trustee not more than 15 days nor less than 10 days prior to such Special Record Date or may be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which this Senior Note may be listed, and upon such notice as may be required by such exchange, all as more fully provided for in the Indenture.

         Payment of principal, premium, if any, and interest in respect of this Senior Note due on the Maturity Date will be made in immediately available funds upon presentation and surrender of this Senior Note (and, with respect to any applicable repayment of this Senior Note, a duly completed election form as contemplated on the reverse hereof) at the corporate trust office of the Trustee maintained for that purpose in the Borough of Manhattan, The City of New York, currently located at 153 West 51st Street, New York, NY 10019, or at such other paying agency in the Borough of Manhattan, The City of New York, as the Issuer may determine. Payment of interest due on any Interest Payment Date other than the Maturity Date will be made by check mailed to the address of the person entitled thereto as such address shall appear in the Security Register maintained at the aforementioned office of the Trustee. The Issuer is obligated to make payment of principal, premium, if any, and interest in respect of this Senior Note in U.S. Dollars.

         If any Interest Payment Date or the Maturity Date falls on a day that is not a Business Day, the required payment of principal, premium, if any, and/or interest shall be made on the next succeeding Business Day with the same force and effect as if made on the date such payment was due, and no interest shall accrue with respect to such payment for the period from and after such Interest Payment Date or the Maturity Date, as the case may be.

         As used herein, "Business Day" means any day other than a Saturday, Sunday or a day on which banking institutions in The City of New York are authorized or required by law, executive order or governmental decree to be closed.

         Reference is hereby made to the further provisions of this Senior Note set forth on the reverse hereof.

         Unless the Certificate of Authentication hereon has been executed by the Trustee by manual signature of one of its authorized signatories, this Senior Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

         IN WITNESS WHEREOF, CP Limited Partnership has caused this Senior Note to be duly executed.

                                         CP LIMITED PARTNERSHIP, as Issuer


                                         By:  CHATEAU COMMUNITIES Inc.,
                                               its general partner

                                               By:______________________________
                                                  Name:
                                                  Title
Attest:

_____________________________________
Name:
Title:

[SEAL]
                                         By:  ROC COMMUNITIES, INC.,
                                               its other general partner

                                               By:______________________________
                                                   Name:
                                                   Title
Attest:


_____________________________________
Name:
Title:

[SEAL]

                    TRUSTEE'S CERTIFICATE OF AUTHENTICATION:

         This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

Dated:______________________________       BANK ONE TRUST COMPANY, N.A.,
                                           as Trustee

                                           By: _________________________________
                                                  Authorized Signatory

               CP LIMITED PARTNERSHIP 7.125% Senior Notes due 2011

         1. Indenture. (a) This Senior Note is one of a duly authorized series of Securities of the Issuer issued under an Indenture, dated as of December 19, 1997, as heretofore supplemented by a First Supplemental Indenture, dated as of December 19, 1997, as further supplemented by the Second Supplemental Indenture, dated as of February 25, 2000, as further supplemented by the Third Supplemental Indenture, dated as of August 1, 2000, and as further supplemented by the Fourth Supplemental Indenture, dated as of October 30, 2001 (the "Indenture"), between the Issuer and Bank One Trust Company, N.A. (as successor in interest to The First National Bank of Chicago) as Trustee (the "Trustee," which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Issuer, the Trustee and the holders of the Senior Notes, and of the terms upon which the Senior Notes are authenticated and delivered. This Security is designated as the "7.125% Senior Notes due 2011" (the "Senior Notes"), which Senior Notes are limited to $[_______________] aggregate principal amount, subject to the provisions of the Indenture. All terms used but not defined in this Senior Note shall have the meanings assigned to such terms in the Indenture. Except where the context otherwise requires, all references in this Senior Note to "herein" or "hereof" or similar terms shall include the Indenture.

               (b) This Senior Note is issuable only in registered form without coupons in minimum denominations of U.S. $1,000 and integral multiples thereof.

               (c) This Senior Note will not be subject to any sinking fund.

         2. Redemption. This Senior Note shall be subject to redemption at the option of the Issuer, in whole or in part, at any time, and from time to time, in increments of U.S. $1,000 (provided that any remaining principal amount hereof shall be at least U.S. $1,000, and subject further to the provisions of the Indenture), at a redemption price equal to the sum of (i) the principal amount of the Senior Notes being redeemed, plus accrued and unpaid interest thereon to the redemption date, and (ii) the Make-Whole Amount, if any (together, the "Redemption Price"). If notice has been given as provided in the Original Indenture and funds for the redemption of any Senior Notes called for redemption shall have been made available on the redemption date referred to in such notice, such Senior Notes shall cease to bear interest on the date fixed for such redemption specified in such notice and the only right of the Holders from and after the redemption date shall be to receive payment of the Redemption Price upon surrender of such Senior Notes in accordance with such notice.

         Notice of any optional redemption of any Senior Notes shall be given to Holders at their addresses, as shown in the security register for the Senior Notes, not less than 30 nor more than 60 days prior to the date fixed for redemption. The notice of redemption shall specify, among other items, the Redemption Price and the principal amount of the Senior Notes held by such Holder to be redeemed. If less than all the Senior Notes are to be redeemed at the option of the Issuer, the Issuer will notify the Trustee at least 45 days prior to giving notice of redemption (or such shorter period as is satisfactory to the Trustee) of the aggregate principal amount of the Senior Notes to be redeemed and their redemption date. The Trustee shall select, pro rata, by lot or in such manner as it shall deem fair and appropriate, Senior Notes to be redeemed in whole or in part. Senior Notes may be redeemed in part in the authorized denomination of $1,000 or in any integral multiple thereof.

         As used herein:

         "Make-Whole Amount" shall mean, in connection with any optional redemption of any Senior Notes being so redeemed, the excess, if any, of (i) the aggregate present value as of the date of such redemption of each dollar of principal being redeemed and the amount of any interest (exclusive of interest accrued to the date of redemption) that would have been payable in respect of each such dollar if such redemption had not been made, determined by discounting, on a semi-annual basis, such principal and interest at the applicable Reinvestment Rate (determined on the third Business Day preceding the date such notice of redemption is given) from the respective dates on which such principal and interest would have been payable if such redemption had not been made, over (ii) the aggregate principal amount of the Senior Notes being redeemed.

         "Reinvestment Rate" shall mean 0.25% plus the yield on treasury securities at a constant maturity for the most recent week under the heading "Week Ending" published in the most recent Statistical Release under the caption "Treasury Constant Maturities" for the maturity (rounded to the nearest month) corresponding to the remaining life to maturity, as of the payment date of the principal being redeemed. If no maturity exactly corresponds to such maturity, yields for the two published maturities most closely corresponding to such maturity shall be calculated pursuant to the immediately preceding sentence and the Reinvestment Rate shall be interpolated or extrapolated from such yields on a straight-line basis, rounding in each of such relevant periods to the nearest month. For the purpose of calculating the Reinvestment Rate, the most recent Statistical Release published prior to the date of determination of the Make-Whole Amount shall be used.

         "Statistical Release" shall mean the statistical release designated "H.15(519)" or any successor publication which is published weekly by the Federal Reserve System and which establishes yields on actively traded United States government securities adjusted to constant maturities, or, if such statistical release is not published at the time of any determination under the Indenture, then such other reasonably comparable index which shall be designated by the Operating Partnership.

         The covenants set forth in Article 10 of the Indenture and Article Three of the Fourth Supplemental Indenture shall be fully applicable to the Senior Notes.

         The Indenture contains provisions for defeasance at any time of (a) the entire indebtedness of the Issuer on the Senior Notes and (b) certain restrictive covenants and the related defaults and Events of Default applicable to the Issuer, in each case, upon compliance by the Issuer with certain conditions set forth in the Indenture, which provisions apply to the Senior Notes.

         3. Effect of Events of Default. If an Event of Default, as defined in the Indenture, shall occur and be continuing, the principal of the Senior Notes may be declared due and payable in the manner and with the effect provided in the Indenture.

         4. Amendment and Modification. The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Issuer and the rights of the holders of the Senior Notes at any time by the Issuer and the Trustee with the consent of the holders of not less than a majority of the aggregate principal amount of all Senior Notes at the time outstanding and affected thereby. The Indenture also contains provisions permitting the holders of not less than a majority of the aggregate principal amount of the outstanding securities of any series issued by the Issuer, on behalf of the holders of all such securities, to waive compliance by the Issuer with certain provisions of the Indenture. Furthermore, provisions in the Indenture permit the holders of not less than a majority of the aggregate principal amount of the outstanding securities of any series, in certain instances, to waive, on behalf of all of the holders of securities of such series, certain past defaults under the Indenture and their consequences. Any such consent or waiver by the holder of this Senior Note shall be conclusive and binding upon such holder and upon all future holders of this Senior Note and other Senior Notes issued upon the registration or transfer hereof or in exchange heretofore or in lieu hereof, whether or not notation or such consent or waiver is made upon this Senior Note.

         5. Obligation to Pay Principal, Premium, if any, and Interest. No reference herein to the Indenture and no provision of this Senior Note or of the Indenture shall alter or impair the obligation of the Issuer, which is absolute and unconditional, to pay principal, premium, if any, and interest in respect of this Senior Note at the times, places and rate or formula, and in the coin or currency, herein prescribed.

         6. Transfer and Exchange. As provided in the Indenture and subject to certain limitations therein and herein set forth, the transfer of this Senior
Note is registrable in the Security Register of the Issuer upon surrender of this Senior Note for registration of transfer at the office or agency of the Issuer in any place where the principal hereof and any premium or interest hereon are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Issuer and the Security Registrar duly executed by, the holder hereof or by his attorney duly authorized in writing, and thereupon one or more new Senior Notes, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees. As provided in the Indenture and subject to certain limitations therein and herein set forth, this Senior Note is exchangeable for a like aggregate principal amount of Senior Notes of different authorized denominations but otherwise having the same terms and conditions, as requested by the holder hereof surrendering the same.

         No service charge shall be made for any such registration of transfer or exchange, but the Issuer may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

         Prior to due presentment of this Senior Note for registration of transfer, the Issuer, the Trustee and any agent of the Issuer or the Trustee may treat the holder in whose name this Senior Note is registered as the owner thereof for all purposes, whether or not this Senior Note be overdue, and neither the Issuer, the Trustee nor any such agent shall be affected by notice to the contrary.

         7. No Liability of Certain Persons. Neither Chateau Communities, Inc. ("Chateau") nor any other partner of the Issuer shall have any obligation or liability for payment of the Senior Notes, and holders of the Senior Notes will have no claims or other recourse against Chateau or any other partner of the Issuer, or against any assets of Chateau or any other partner of the Issuer, in respect of the Senior Notes; and the holders of the Senior Notes shall not have any right to enforce any obligation of a partner to make a contribution to the Issuer under any provision of the Amended and Restated Agreement of Limited Partnership of the Issuer (the "Agreement of Limited Partnership"). Neither Chateau nor any other partner of the Issuer nor any of their respective assets shall be subject to any lien, levy, execution or any other enforcement procedure relating directly or indirectly to the Senior Notes or any obligations hereunder; provided, however, that in the event of a dissolution of the Issuer, any assets of the Issuer that are received by Chateau in such dissolution shall be subject to the claims of the holders of the Senior Notes for the enforcement of payment thereof.

         8. Governing Law. The Indenture and this Senior Note shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements made and to be performed entirely in such State without regard to conflict of law principles.

                                   ASSIGNMENT

         FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE _________
_____________________________________________________


________________________________________________________________________________
(Please print or typewrite name and address including postal zip code of assignee)

_______________________________________________ this Senior Note and all rights thereunder hereby irrevocably constituting and appointing

__________________________________________________ Attorney to transfer this
Senior Note on the books of the Trustee, with full power of substitution in the premises.

Dated:___________


                         _______________________________________________________
                         Notice: The signature(s) on this Assignment must correspond with the name(s) as written upon the face of this Senior Note in every particular, without alteration or enlargement or any change whatsoever.